UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 17, 2006

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On March 17, 2006, WPCS International Incorporated (the “Company”) announced that it was currently assessing the implications of accounting pronouncement EITF 00-19 which addresses the accounting treatment of outstanding warrants and related registration rights agreements. Based on evolving interpretations of the accounting pronouncement, the Company is determining if a non-cash charge and a redistribution of shareholders' equity to temporary (mezzanine) equity and warrant liability is required as of and for the nine months ended January 31, 2006. As a result, the Company has filed a request to extend the filing date of its quarterly report for the quarter ended January 31, 2006. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. In accordance with Regulation FD, this current report is being filed to publicly disclose all information that was provided in its press release. This report under Item 7.01 is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release, dated March 17, 2006, issued by WPCS International Incorporated.

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERANTIONAL INCORPORATED

Date: March 17, 2006	By:	/s/ Joseph Heater
Joseph Heater
Chief Financial Officer

Exhibit 99.1

PRESS RELEASE                                                          SOURCE: WPCS International Incorporated

WPCS Requests Filing Extension

EXTON, PA — (PR Newswire-First Call) - March 17, 2006 - NASDAQ: WPCS - News) WPCS International Incorporated (WPCS), today announced that it will request an extension on filing the third quarter 10-QSB for the period ended January 31, 2006. The SEC generally permits an extension for five calendar days. The purpose of the extension is to allow more time to assess the implications of accounting pronouncement EITF 00-19 which addresses the accounting treatment of outstanding warrants and related registration rights agreements. The SEC has recently announced its position on the applicability of this pronouncement and WPCS is considering its application to WPCS’ financial statements.

It is conceivable that the company could record a non-cash charge and a redistribution of shareholders’ equity to temporary (mezzanine) equity and warrant liability as of and for the nine months ended January 31, 2006, based on evolving interpretations of the accounting pronouncement. It is also possible that any charges may be fully or partially recovered by the exercise of some or all of the warrants by April 30, 2006. It is unclear at this point as to the correct interpretation as it applies to WPCS.

It is also important to point out that the interpretation and subsequent financial statement adjustments, if any, are non-cash related and do not affect the cash position or the on-going operations of the company. Excluding any potential effects from the application of EITF 00-19, WPCS generated from operations, revenue of approximately $11.8 million and net income of $666,000 or $0.16 per diluted share for the third quarter ended January 31, 2006.

Andrew Hidalgo, CEO of WPCS, commented: “The interpretation of EITF 00-19 and its subsequent treatment by WPCS is done voluntarily on our part so that we can better align our company’s accounting policy to the current views of the SEC. I want to assure our shareholders that if any charges are assessed for this fiscal year pertaining to the accounting treatment of these warrants, the charges will be non-cash charges and have no impact on the operating income or cash flows of the company. In addition, to the extent warrant holders exercise their warrants which have exercise prices below the current market value of our stock, we may be able to recover some or all of the non-cash charges assessed to the company for this fiscal year. However, there is no guarantee that some or all of these warrants will be exercised by April 30, 2006. If some or all of these warrants are exercised, I will issue a new release to update our shareholders.”

About WPCS International Incorporated:

WPCS provides design-build engineering services for specialty communication systems and wireless infrastructure including site design, product integration, trenching, electrical work, structured cabling, testing and project management. The company has an extensive customer base that includes corporations, government entities and educational institutions. For more information, please visit the website at www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties and are subject to change at any time. The company’s actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward-looking statements.

Contact:

Heather Tocket / Corporate Communications Manager
WPCS International Incorporated
610-903-0400 x102

ir@wpcs.com